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                                                                    Exhibit 23.1

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the use of our reports included in or made a part of this registration statement.


ARTHUR ANDERSEN LLP


Denver, Colorado,
  April 8, 1999.